Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
Tax Exempt Securities Trust, National Trust 330, California Trust 199 and Maryland Trust 129:

We consent to the use of our report dated November 7, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York
November 7, 2002